Exhibit 23

   We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-21287) pertaining to the 1996 Stock Incentive Plan of International Telecommunication Data Systems, Inc. and (Form S-8 No. 333-21283) pertaining to the 1996 Employee Stock Purchase Plan of International Telecommunication Data Systems, Inc. of our report dated February 11, 1997, with respect to the financial statements of International Telecommunication Data Systems, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.

                                                    /s/ Ernst & Young LLP

Stamford, Connecticut
February 27, 1997